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                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
First Brands Corporation:

We consent to incorporation by reference in the Registration Statement No. 333-25773 on Form S-4 and Nos. 33-35770, 33-56992, 33-56503, 333-20949 and
333-45379 on Form S-8 of First Brands Corporation of our report dated August 6, 1998, relating to the consolidated balance sheets of First Brands Corporation and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1998, which report refers to a change in the method of accounting for business process re-engineering costs, and our report dated August 6, 1998 on the related schedule, which reports respectively are incorporated by reference and appear in the June 30, 1998 annual report on Form 10-K of First Brands Corporation.


                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

New York, New York
September 22, 1998

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